UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
       14a6(e)(2))

[ ]    Definitive Proxy Statement

[X]    Definitive Additional Materials

[ ]    Soliciting Material under ss. 240.14a-12

                               HUGHES SUPPLY, INC.
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)     Title of each class of securities to which transaction applies:

         2)     Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)     Proposed maximum aggregate value of transaction:

         5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:_____________________________________________

         2) Form, Schedule or Registration Statement No.:_______________________

         3) Filing Party:_______________________________________________________

         4) Date Filed:_________________________________________________________

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THIS FILING CONSISTS OF MATERIALS SENT TO EMPLOYEES REGARDING FILING OF THE
DEFINITIVE PROXY STATEMENT AND THE PROPOSED MERGER.


TO:       All Hughes Supply Employees

FROM:     Tom Morgan, President and CEO

DATE:     February 28, 2006

RE:       Home Depot Acquisition Update

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Yesterday, we filed our definitive proxy statement with the Securities and
Exchange Commission, and announced the Special Meeting of Shareholders to approve the merger agreement will be held on March 30, 2006.

This represents another significant milestone towards the goal of completing The Home Depot(R) acquisition of Hughes Supply. It is our intention to close the transaction as soon as possible upon shareholder approval.

If you own Hughes Supply stock, you should receive a copy of the proxy statement and a proxy card in the mail in the next few days. All votes count, so please remember to vote your shares.

The Hughes and Home Depot Supply business and functional integration teams are meeting frequently, and we continue to make great progress in our integration planning efforts.

I would like to thank you once again this week for your continued hard work and focus on business as usual, despite the many questions you may have about the pending merger. We are fully committed keeping you as informed as possible throughout this process and will continue to share information as it becomes available.

ACTION:  Please share this information with all Hughes Supply employees.

In connection with the proposed merger, Hughes Supply has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Hughes Supply at the Securities and Exchange Commission's Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.

Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply's participants in the solicitation is set forth in Hughes Supply's definitive proxy statement dated February 27, 2006, for its Special Meeting of Shareholders, relating to the merger.